Exhibit 99.1

First Eagle Alternative Capital BDC Reports Fourth Quarter 2020

Financial Results and Declares a Dividend of $0.10 Per Share

BOSTON – March 4, 2021 – First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) (“First Eagle Alternative Capital BDC” or the “Company”), a direct lender to middle market companies, today announced financial results for its fourth fiscal quarter and year ended December 31, 2020. Additionally, the Company announced that its Board of Directors (the “Board”) has declared a first fiscal quarter 2021 dividend of $0.10 per share payable on March 31, 2021, to stockholders of record as of March 15, 2021.

HIGHLIGHTS

($ in millions, except per share amounts)	As of Dec. 31, 2020
Portfolio results
Total assets	$356.4
Investment portfolio, at fair value	$337.7
Net assets	$185.2
Net asset value per share	$6.15
Weighted average yield on investments	7.1%

	Year ended Dec. 31, 2020	Quarter ended Dec. 31, 2020
Portfolio activity
Total portfolio investments made, at par	$82.0	$31.2
Total portfolio investments made, at cost	$80.6	$30.3
Number of new portfolio investments	15	8
Number of portfolio investments at end of year	51	51
Operating results
Total investment income	$29.8	$7.5
Net investment income	$10.8	$3.3
Net increase (decrease) in net assets from operations	($36.7)	$0.1
Net investment income per share	$0.35	$0.11
Dividends declared per share	$0.51	$0.10

PORTFOLIO AND INVESTMENT ACTIVITY

In the fourth quarter, the Company closed on eight new investments totaling $23 million at par and an additional $8.2 million at par in follow-on investments, including delayed draw and revolver fundings.

New investments during the fourth quarter at par were:

•	$3.8 million first lien senior secured term loan in Multi Speciality Healthcare LLC;

•	$3.3 million first lien senior secured term loan in Action Point, Inc.;

•	$3.2 million first lien senior secured term loan in MarkLogic Corporation;

•	$3.1 million first lien senior secured term loan in Aurotech, LLC;

•	$3.0 million first lien senior secured term loan in Trace3, LLC;

•	$2.9 million first lien senior secured term loan in AppFire Technologies, LLC;

•	$1.6 million first lien senior secured term loan in Doxa Insurance Holdings, LLC; and,

•	$2.1 million first lien senior secured term loan in Advanced Web Technologies.

Notable realizations for the quarter included:

•	Repayment of a first lien senior term loan in SynteractHCR Holdings Corporation at par, which resulted in proceeds received of $6.1 million;

•	Repayment of first lien senior secured term loans in Simplicity Financial Marketing Holdings Inc. at par, which resulted in proceeds received of $4.5 million;

•	Repayment of first lien senior secured term loans in NCP Investor, Inc. at par, which resulted in proceeds of $7.6 million; and

•

Sale of equity holdings in C&K Market, Inc., which resulted in cash proceeds of $10.7 million, the receipt of a subordinated sellers note of $5.8 million at par value, and warrants with a nominal value.

As of December 31, 2020, these transactions, coupled with changes in net unrealized depreciation on the portfolio during the quarter, bring the total fair value of First Eagle Alternative BDC’s investment portfolio to $337.7 million across 51 portfolio investments. The Company’s investment portfolio by investment type at fair value is presented below ($ in millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$233.7	69.2%
Investment in Logan JV	68.1	20.2%
Second lien debt	22.1	6.5%
Subordinated debt	5.8	1.7%
Equity investments	5.1	1.5%
Investments in funds	2.9	0.9%

Total investments	$337.7	100.0%

As of December 31, 2020, the weighted average yield of the debt and income-producing securities, including the Logan JV, LLC (the “Logan JV”), in the investment portfolio at their current cost basis was 7.1 percent. As of December 31, 2020, First Eagle Alternative Capital BDC had loans on non-accrual status with an aggregate amortized cost of $15.5 million and fair value of $7.4 million, or 3.9 percent and 2.2 percent of the portfolio’s amortized cost and fair value, respectively. As of December 31, 2020, 97 percent of the Company’s income-producing debt investments bore interest based on floating rates, such as the London Interbank Offered Rate, or LIBOR, which may be subject to interest rate floors.

This compares to the portfolio as of December 31, 2019, which had a fair value of $384.1 million across 52 portfolio investments. First Eagle Alternative Capital BDC’s investment portfolio by investment type at fair value as of December 31, 2019 is presented below ($ in millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$263.6	68.7%
Investment in Logan JV	83.4	21.7%
Equity investments	21.5	5.6%
Second lien debt	12.0	3.1%
Investments in funds	3.6	0.9%

Total investments	$384.1	100.0%

As of December 31, 2019, the weighted average yield of the debt and income-producing securities, including the Company’s investment in Logan JV, LLC (the “Logan JV”), in the investment portfolio at their cost basis was 8.7 percent. As of December 31, 2019, First Eagle Alternative Capital BDC had loans on non-accrual status with an aggregate amortized cost of $36.0 million and fair value of $15.1 million, or 8.1 percent and 3.9 percent of the portfolio’s amortized cost and fair value, respectively. As of December 31, 2019, 100 percent of the Company’s income-producing debt investments bore interest based at floating rates, which may be subject to interest rate floors, such as LIBOR, which may be subject to interest rate floors.

RESULTS OF OPERATIONS

Investment income

A breakdown of investment income for the three months ended December 31, 2020 and 2019 is presented below ($ in millions):

	Three months ended Dec. 31,
	2020	2019
Interest income on debt securities
Cash interest	$4.4	$6.0
PIK interest	0.3	0.5
Prepayment premiums	0.1	—
Net accretion of discounts and other fees	0.3	0.3

Total interest on debt securities	5.1	6.8
Dividend income	2.2	3.0
Interest income on other income-producing securities	—	—
Other income and fees	0.2	0.3

Total investment income	$7.5	$10.1

The decrease in investment income between periods was primarily due to contraction in the Company’s overall investment portfolio since December 31, 2019, coupled with declining LIBOR rates, which led to lower interest income. Additionally, dividend income decreased due to a smaller Logan JV portfolio.

A breakdown of investment income for the years ended December 31, 2020 and 2019 is presented below ($ in millions):

	Years ended Dec. 31,
	2020	2019
Interest income on debt securities
Cash interest	$17.0	$30.6
PIK interest	1.1	2.4
Prepayment premiums	0.1	0.4
Net accretion of discounts and other fees	0.9	1.2

Total interest on debt securities	19.1	34.6
Dividend income	10.0	14.1
Interest income on other income-producing securities	—	0.3
Other income and fees	0.7	3.5

Total investment income	$29.8	$52.5

The decrease in investment income between periods was primarily due to contraction in the Company’s overall investment portfolio and declining LIBOR rates since December 31, 2019. Additionally, dividend income decreased due to a smaller Logan JV portfolio and the sale of Copperweld Bimetallics LLC in September 2019. Other income and fees declined during the period due to lower one-time fees.

Expenses

A breakdown of expenses for the three months ended December 31, 2020 and 2019 is presented below ($ in millions):

	Three months ended Dec. 31,
	2020	2019
Expenses
Interest and fees on borrowings	$3.0	$3.1
Base management fees	0.9	1.1
Incentive fees	—	(0.1)
Other expenses	0.9	0.7
Administrator expenses	0.3	0.3

Total expenses	5.1	5.1
Management fee waiver	(0.9)	—

Total expenses, net of fee waivers	4.2	5.1
Income tax provision, excise and other taxes	—	0.1

Total expenses after taxes	$4.2	$5.2

The decrease in expenses for the respective periods was driven by the Advisor’s waiver of its base management fees during the three months ended December 31, 2020.

A breakdown of expenses for the years ended December 31, 2020 and 2019 is presented below ($ in millions):

	Years ended Dec. 31,
	2020	2019
Expenses
Interest and fees on borrowings	$12.3	$14.1
Base management fees	3.7	6.0
Incentive fees	(0.4)	(0.1)
Other expenses	3.9	3.7
Administrator expenses	1.1	1.5

Total expenses	20.6	25.2
Management fee waiver	(1.8)	(0.5)

Total expenses, net of fee waivers	18.8	24.7
Income tax provision, excise and other taxes	0.1	0.4

Total expenses after taxes	$18.9	$25.1

The decrease in expenses from 2019 to 2020 was primarily due to lower net base management fees due to portfolio contract, as well as the effect of the Advisor’s waiver of base management fees beginning in the third quarter of 2020. Additionally, interest and fees on borrowing decreased due to a reduction in borrowings outstanding, and a decrease in LIBOR and lower fees resulting from a reduction in credit facility size.

Net investment income

Net investment income totaled $3.3 million and $4.9 million for the three months ended December 31, 2020 and 2019, respectively, or $0.11 and $0.16 per share, respectively, based upon 30,109,384 and 30,227,995 weighted average common shares outstanding, respectively.

Net investment income totaled $10.8 million and $27.4 million for the years ended December 31, 2020 and 2019, respectively, or $0.35 and $0.87 per share, respectively, based upon 31,341,857 and 31,312,987 weighted average common shares outstanding, respectively.

The decrease in net investment income for the respective periods is primarily attributable to a decrease in interest income on debt and other income-producing investments due to portfolio contraction, and decrease in LIBOR, partially offset by lower borrowing costs, incentive and net base management fees (net of waivers).

Net realized gains and losses on investments, net of income tax provision

For the three months ended December 31, 2020, the Company recognized a net realized gain on portfolio investments of $1.6 million, primarily related to a $3.8 million realized gain in connection with the sale of its equity holdings in C&K Market, Inc., partially offset by a $2.4 million realized loss in the restructuring of smarTours, LLC. For the three months ended December 31, 2019, the Company recognized a net realized loss on portfolio investments of $5.8 million, primarily related to a $5.5 million realized loss in connection with the sale of its subordinated term loan in Martex Fiber Southern Corp.

For the year ended December 31, 2020, the Company recognized a net realized loss on portfolio investments of $44.2 million, primarily related to the $17.5 million realized loss from the restructuring of OEM Group, LLC, the $17.3 million loss from the disposition of our holdings in Holland Intermediate Acquisition Corp and the $5.3 million loss from the restructuring of the Company’s investment in Allied Wireline Services, partially offset by a realized gain of $3.8 million from the sale of its equity positions in C&K Market, Inc. For the year ended December 31, 2019, the Company recognized a net realized loss on portfolio investments of $39.7 million, primarily related to realized losses of $24.6 million in connection with the liquidation of Charming Charlie, $23.0 million from the sale of certain business segments of LAI International and $5.5 million from the sale of its subordinated term loan in Martex Fiber Southern Corp, offset by a realized gain of $16.3 million from a realization of a controlled investment in Copperweld Bimetallics LLC.

Net change in unrealized appreciation (depreciation) on investments

For the three months ended December 31, 2020 and 2019, the Company’s investment portfolio had a net change in unrealized depreciation of $4.7 million and $14.5 million, respectively. For the years ended December 31, 2020 and 2019, the Company’s investment portfolio had a net change in unrealized depreciation of $3.5 million and $12.5 million, respectively.

The net change in unrealized depreciation on investments was primarily the result of the performance of certain portfolio investments, including certain control investments, partially offset by the reversal of prior period unrealized depreciation upon the realization of certain investments.

Change in net assets resulting from operations

The net increase (decrease) in net assets resulting from operations totaled $0.1 million and ($15.4) million, or $0.00 and ($0.51) per share based upon 30,109,384 and 30,227,995 weighted average common shares outstanding, for the three months ended December 31, 2020 and 2019, respectively.

The net decrease in net assets resulting from operations totaled $36.7 million and $24.6 million, or $1.17 and $0.79 per share based upon 31,341,857 and 31,312,987 weighted average common shares outstanding, for the years ended December 31, 2020 and 2019, respectively.

The decrease in net assets resulting from operations for the respective periods is primarily due to lower interest income as a result of portfolio contraction and declining LIBOR rates resulting in reduced coupon rates, and the increase of realized and unrealized losses in the portfolio, partially offset by lower interest and fees on borrowings, base management and incentive fees.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2020, the Company had cash of $7.6 million.

As of December 31, 2020, the Company had $169.3 million in outstanding borrowings, which was comprised of $57.7 million outstanding on the revolving credit facility and $111.6 million of notes payable outstanding. As of December 31, 2020, borrowings outstanding had a weighted average interest rate of 5.45 percent. For the year ended December 31, 2020, the Company borrowed $25.5 million and repaid $34.0 million under the revolving credit facility.

For the year ended December 31, 2020, the Company’s operating activities provided cash of $19.5 million primarily in connection with the purchase and sale of portfolio investments. Financing activities included the issuance of $30.0 million of new common stock and net repayments of $8.5 million on the credit facility, and used $15.8 million for distributions to stockholders, $21.8 million to repurchase common stock and $1.6 million for the payment of financing and offering costs.

For the year ended December 31, 2019, the Company’s operating activities provided cash of $83.3 million primarily in connection with the purchase and sale of portfolio investments. Financing activities included net repayments of $42.0 million on the credit facility and used $26.2 million for distributions to stockholders, $15.4 million to repurchase common stock and $0.5 million for the payment of financing and offering costs.

RECENT DEVELOPMENTS

From January 1, 2021 through March 4, 2021, First Eagle Alternative Credit BDC made two follow-on investments totaling $2.1 million at par and revolver and delayed draw fundings totaling $1.4 million at par at a combined weighted average yield based upon cost at the time of investment of 7.7 percent.

On March 2, 2021, the Board declared a dividend of $0.10 per share payable on March 31, 2021 to stockholders of record at the close of business on March 15, 2021.

CONFERENCE CALL

First Eagle Alternative Capital BDC will host a conference call to discuss these results and its business outlook on March 5, 2021, at 9:30 a.m. Eastern Time.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 1894272. The Company will also broadcast the conference call live via the Investor Relations section of its website at www.FEACBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through March 15, 2021, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 1894272. The replay will also be available on the Company’s website.

AVAILABLE INFORMATION

First Eagle Alternative Capital BDC’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.FEACBDC.com.

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	December 31, 2020	December 31, 2019
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $250,928 and $263,444, respectively)	$243,855	$242,189
Controlled investments (cost of $148,373 and $178,769, respectively)	93,826	141,932
Non-controlled, affiliated investments (cost of $1 and $2, respectively)	1	4
Cash	7,615	5,890
Escrows and other receivables	3,508	12,353
Interest, dividends, and fees receivable	2,659	4,623
Deferred tax assets	2,222	2,267
Deferred financing costs	1,757	1,619
Distributions receivable	97	327
Prepaid expenses and other assets	628	296
Deferred offering costs	180	206
Due from affiliate	85	192

Total assets	$356,433	$411,898

Liabilities:
Loans payable	$57,661	$66,161
Notes payable ($111,607 and $111,607 face amounts, respectively, reported net of deferred financing costs of $ 1,932 and $2,742, respectively)	109,675	108,866
Accrued expenses and other liabilities	1,924	3,434
Deferred tax liability	1,673	1,927
Base management fees payable	—	1,103
Accrued incentive fees	156	568
Accrued interest and fees	149	384

Total liabilities	171,238	182,443
Commitments and contingencies (Note 8)
Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 30,109 and 30,022 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	30	30
Paid-in capital in excess of par	418,379	415,596
Accumulated deficit	(233,214)	(186,171)

Total net assets	$185,195	$229,455

Total liabilities and net assets	$356,433	$411,898

Net asset value per share attributable to First Eagle Alternative Capital BDC, Inc.	$6.15	$7.64

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the years ended December 31,
	2020	2019	2018
Investment Income:
From non-controlled, non-affiliated investments:
Cash interest income	$18,090	$28,609	$44,959
PIK interest income	1,071	848	453
Dividend income	—	—	33
Other income	347	2,708	914
From non-controlled, affiliated investments:
Cash interest income	—	57	782
PIK interest income	—	—	907
Other income	217	572	1,044
From controlled investments:
Cash interest income	(81)	3,921	4,535
PIK interest income	—	1,553	930
Dividend income	9,972	14,079	12,128
Other income	150	147	257

Total investment income	29,766	52,494	66,942
Expenses:
Interest and fees on borrowings	10,159	12,412	14,498
Base management fees	3,719	6,043	9,006
Incentive fees	(411)	(109)	1,696
Administrator expenses	1,139	1,498	2,083
Other general and administrative expenses	1,643	1,422	1,742
Amortization of deferred financing costs	2,116	1,716	2,232
Professional fees	1,560	1,552	1,505
Directors’ fees	718	702	742

Total expenses	20,643	25,236	33,504
Incentive fee waiver	—	—	(1,741)
Management fee waiver	(1,819)	(525)	—

Total expenses, net of fee waivers	18,824	24,711	31,763
Income tax provision, excise and other taxes	97	418	355

Net investment income	10,845	27,365	34,824
Realized (Loss) Gain and Change in Unrealized (Depreciation) Appreciation on Investments:
Net realized (loss) gain on investments:
Non-controlled, non-affiliated investments	(27,949)	(31,608)	(37,784)
Non-controlled, affiliated investments	(2,534)	(24,652)	—
Controlled investments	(13,692)	16,714	5,424
Foreign currency transactions	—	(189)	(205)

Net realized loss on investments	(44,175)	(39,735)	(32,565)

Net change in unrealized (depreciation) appreciation on investments:
Non-controlled, non-affiliated investments	14,182	(1,609)	15,220
Non-controlled, affiliated investments	(2)	12,751	(12,750)
Controlled investments	(17,709)	(23,245)	(16,077)
Translation of assets and liabilities in foreign currencies	—	(391)	1,736

Net change in unrealized (depreciation) on investments	(3,529)	(12,494)	(11,871)
Net change in unrealized (depreciation) attributable to non-controlling interests	—	—	(703)

Net realized and unrealized loss from investments	(47,704)	(52,229)	(45,139)
Benefit (provision) for taxes on unrealized gain/loss on investments	209	254	(284)

Net decrease in net assets resulting from operations	$(36,650)	$(24,610)	$(10,599)

Net investment income per common share:
Basic and diluted	$0.35	$0.87	$1.07
Net decrease in net assets resulting from operations per common share:
Basic and diluted	$(1.17)	$(0.79)	$(0.32)
Weighted average shares of common stock outstanding:
Basic and diluted	31,342	31,313	32,634

About First Eagle Alternative Capital BDC, Inc.

First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) is a closed-end management investment company that has elected to be treated as a business development company under the 1940 Act. The Company’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender to middle market companies and invests primarily in directly originated first lien senior secured loans, including unitranche investments. In certain instances, the Company also makes second lien secured loans and subordinated or mezzanine, debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in middle market companies with annual EBITDA generally between $5 million and $25 million. The Company is headquartered in Boston, with additional origination teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by First Eagle Alternative Credit, LLC (the “Advisor” or the “Adviser”), an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.feac.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. These statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” ”should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include but are not limited to, projected financial performance, expected development of the business, anticipated share repurchases or lack thereof, plans and expectations about future investments, plans and expectations concerning future offerings by the Company, including any tender offers, anticipated dividends and the future liquidity of the company. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the risk factors described from time to time in filings by the Company with the Securities and Exchange Commission (the “SEC”). Such factors include: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the impact of COVID-19 and the availability of effect vaccines, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets; the relative and absolute investment performance and operations of our investment adviser; the impact of increased competition; the impact of future acquisitions and divestitures; the unfavorable resolution of legal proceedings; our business prospects and the prospects of our portfolio companies; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or the Advisor; the ability of the Advisor to identify suitable investments for us and to monitor and administer our investments; our contractual arrangements and relationships with third parties; any future financings by us; the ability of the Advisor to attract and retain highly talented professionals; fluctuations in foreign currency exchange rates; the impact of changes to tax legislation and, generally, our tax position; our ability to exit a control investment in a timely manner; and the ability to fund Logan JV’s unfunded commitments to the extent approved by each member of the Logan JV investment committee.

The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Additional Information and Where to Find It

This press release is for informational purposes only, is not a recommendation to buy or sell any securities of First Eagle Alternative Capital BDC, Inc., and does not constitute an offer to buy or the solicitation to sell any securities of First Eagle Alternative Capital BDC, Inc.

Investor Contact:

First Eagle Alternative Credit, LLC

Michael Herzig

(212) 829-101

michael.herzig@feim.com

Media Contact:

Stanton Public Relations and Marketing, LLC

Kenneth Mintz

(516) 468-8019

kmintz@stantonprm.com